EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1989 French Stock Option Plan of Sun Microsystems, Inc., of our reports dated July 16, 1996, with respect to the consolidated financial statements of Sun Microsystems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP

                                          /s/ ERNST & YOUNG LLP


October 31, 1996
San Jose, California